Exhibit 32.1

Certification of Periodic Financial Report Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the quarterly report on Form 10-Q for the quarterly period ended September 30, 2004 of Covanta Energy Corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Anthony J. Orlando, as President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S. C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company; and

     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extend required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

     A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: November 8, 2004

/s/ Anthony J. Orlando
Anthony J. Orlando
President and Chief Executive Officer